Exhibit 3.303
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 02/25/2003
030122471 — 3375016
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
BFI WASTE SYSTEMS OF TEXAS, LP
     The undersigned, desiring to amend the Certificate of Limited Partnership of BFI Waste Systems of Texas, LP pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
     FIRST: The name of the Limited Partnership is BFI Waste Systems of Texas, LP.
     SECOND: Article I of the Certificate of Limited Partnership shall be amended as follows:
     The name of the limited partnership is “Blue Ridge Landfill TX, LP”.
     IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 24th day of February, 2003.

ALLIED WASTE LANDFILL HOLDINGS, INC., a Delaware corporation, its General Partner
By	/s/ Donald W. Slager
	Name:	Donald W. Slager
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:30 PM 03/29/2001
010156301 — 3375016
CERTIFICATE OF LIMITED PARTNERSHIP

OF

BFI WASTE SYSTEMS OF TEXAS, LP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:
     I. The name of the limited partnership is “BFI Waste Systems of Texas, LP”.
     II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
     III. The name and mailing address of the general partner are as follows:
Allied Waste Landfill Holdings, Inc.
15880 North Greenway Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of BFI Waste Systems of Texas, LP as of March 28, 2001.

Allied Waste Landfill Holdings, Inc.,
a Delaware corporation,
its General Partner

By:	/s/ Jo Lynn White
Name: Title:	Jo Lynn White Secretary / Authorized Person